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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2004, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-114542) and related Prospectus of Bimini Mortgage Management, Inc. for the registration of 10,654,432 shares of its common stock.

/s/ ERNST & YOUNG LLP

Miami, Florida
October 11, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM